As filed with the Securities and Exchange Commission on May 17, 2007
                                                    Registration No. 333-
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              SEACOR HOLDINGS INC.
             (Exact Name of Registrant as Specified in its Charter)


            DELAWARE                                      13-3542736
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                        2200 ELLER DRIVE, P.O. BOX 13038
                         FORT LAUDERDALE, FLORIDA 33316
                    (Address of Principal Executive Offices)
                                   (Zip Code)


                 SEACOR HOLDINGS INC. 2007 SHARE INCENTIVE PLAN
                              (Full Title of Plan)


                               CHARLES FABRIKANT,
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              SEACOR HOLDINGS INC.
                        2200 ELLER DRIVE, P.O. BOX 13038
                         FORT LAUDERDALE, FLORIDA 33316
                                 (954) 523-2200
                          (Name and Agent for Service)
          (Telephone Number, Including Area Code, of Agent For Service)


                                   Copies to:
                             DAVID E. ZELTNER, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                                 (212) 310-8000
                         CALCULATION OF REGISTRATION FEE
================================================================================
                                         Proposed       Proposed
    Title of                              Maximum       Maximum
   Each Class                            Offering      Aggregate    Amount of
 of Securities          Amount to be       Price        Offering   Registration
to be Registered        Registered(1)   Per Share(2)    Price(2)       Fee
--------------------------------------------------------------------------------
Common Stock, par          1,000,000       $92.60      $92,600,000   $2,842.82
value $.01 per share
================================================================================
(1) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933. (2) Calculated solely for the purpose of determining the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low sales prices of the common shares as reported on the New York Stock Exchange Composite Tape on May 14, 2007.
================================================================================

                                 PART I

         INFORMATION REQUIRED IN THE SECTION 10 (A) PROSPECTUS

ITEM 1.  PLAN INFORMATION.


      The documents constituting Part I of this Registration Statement will be sent or given by SEACOR Holdings Inc. ("SEACOR" or the "Registrant") to participants in the SEACOR Holdings Inc. 2007 Share Incentive Plan (the "Plan"), as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). The Part I Information is not filed with the Securities and Exchange Commission (the "SEC") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to Part I of Form S-8. Those documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10 (a) of the Securities Act.


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.


      The Registrant will provide a written statement to participants in the Plan advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II of this Form S-8. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed. The Part I Information is not filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to the note to
Part I of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Documents by Reference.

            The following documents filed with the Commission by SEACOR Holdings Inc. (the "Company" or the "Registrant") are incorporated herein by reference:

                  (1) our Annual Report on Form 10-K for the fiscal year ended December 31, 2006;

                  (2) Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2007;

                  (3) Our Current Report on Form 8-K dated February 26, 2007, our Current Report on Form 8-K/A dated February 26, 2007 and our Current Report on Form 8-K dated March 13, 2007; and



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



                  (4) the description of our common stock contained in our registration statements on Form 8-A filed on October 9, 1996, including any amendment or report filed for the purposes of updating such description.

All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.     DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As more fully described below, Section 145 of the General Corporation Law of the State of Delaware, also known as the DGCL, permits Delaware corporations to indemnify each of their present and former directors or officers under certain circumstances, provided that such persons acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, the best interests of the corporation. Article III of our Second Amended and Restated By-laws provides that we will indemnify, to the fullest extent permitted by
Section 145 of the DGCL, as the same may be amended from time to time, all persons whom we may indemnify pursuant thereto and in the manner prescribed thereby.

         Specifically, Section 145 of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any


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criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         Section 145 of the DGCL also provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Any such indemnification (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth above.

         Section 145 of the DGCL permits a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability. We purchase and maintain such insurance for our directors and officers.

         Section 102(b) of the DGCL enables a Delaware corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Our certificate of incorporation contains provisions that limit the personal liability of each of our directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director. These provisions eliminate personal liability to the fullest extent permitted by the DGCL.

         The foregoing summaries are necessarily subject to the complete text of the applicable statute, article(s) of our Restated Certificate of Incorporation, as amended, by-law(s) of our Second Amended and Restated By-laws, and insurance policy referred to above and are qualified in their entirety by reference thereto.



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



ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

            None.

ITEM 8.     EXHIBITS.

4.1 Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

4.3 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit
         4.4 of the Company's Registration Statement on Form S-8 (No. 333-126613) filed with the Commission on July 15, 2005).

4.4 Second Amended and Restated Bylaws of SEACOR Holdings Inc. (incorporated herein reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8 (No. 333-129356) filed with the Commission on November 1, 2005).

5        Opinion of Weil, Gotshal & Manges LLP.*

23.1     Consent of Ernst & Young LLP.*

23.2     Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as
         Exhibit 5 to this registration statement).*

24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

99       SEACOR Holdings Inc. 2007 Share Incentive Plan.*

         *   Filed herewith.

ITEM 9.     UNDERTAKINGS.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;



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


                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration State is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



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




      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




















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



                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 17th day of May, 2007.

                                    SEACOR Holdings Inc.



                                    By:  /s/  Charles Fabrikant
                                       ------------------------------------
                                       Charles Fabrikant
                                       Chairman of the Board, President and
                                       Chief Executive Officer

















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



                           POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Charles Fabrikant, Alice N. Gran, Dick Fagerstal and Richard Ryan, each of them acting alone, as his true and lawful attorney-in-fact and agent, with the full power of substitution, for him in any and all capacities, to sign any amendments (including all post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                               Title                        Date

/s/ Charles Fabrikant           Chairman of the Board of            May 17, 2007
------------------------------     Directors, President and
Charles Fabrikant                  Chief Executive Officer
                                   (Principal Executive
                                   Officer)


/s/ Richard Ryan                Senior Vice President and           May 17, 2007
------------------------------     Chief Financial Officer
Richard Ryan                       (Principal Financial Officer)


/s/ Matthew Cenac               Vice President and Chief            May 17, 2007
------------------------------     Accounting Officer
Matthew Cenac                      (Principal Accounting Officer)


/s/ Michael E. Gellert          Director                            May 17, 2007
------------------------------
Michael E. Gellert


/s/ Stephen Stamas              Director                            May 17, 2007
------------------------------
Stephen Stamas


/s/ Richard M. Fairbanks III    Director                            May 17, 2007
------------------------------
Richard M. Fairbanks III


/s/ Pierre de Demandolx         Director                            May 17, 2007
------------------------------
Pierre de Demandolx


/s/ Andrew R. Morse             Director                            May 17, 2007
------------------------------
Andrew R. Morse

/s/ John Hadjipateras           Director                            May 17, 2007
------------------------------
John Hadjipateras

/s/ Oivind Lorentsen            Director                            May 17, 2007
------------------------------
Oivind Lorentsen

/s/ Christopher Regan           Director                            May 17, 2007
------------------------------
Christopher Regan




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

/s/ Steven J. Wisch             Director                            May 17, 2007
------------------------------
Steven J. Wisch


/s/ Steven Webster              Director                            May 17, 2007
------------------------------
Steven Webster

















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



                                  EXHIBIT INDEX

        EXHIBIT                                DESCRIPTION
        -------                                -----------

          4.1 Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(a) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

          4.2 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR SMIT Inc. (incorporated herein by reference to Exhibit 3.1(b) to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997 and filed with the Commission on August 14, 1997).

          4.3 Certificate of Amendment to the Restated Certificate of Incorporation of SEACOR Holdings Inc. (incorporated herein by reference to Exhibit 4.4 of the Company's Registration Statement on Form S-8 (No. 333-126613) filed with the Commission on July 15, 2005).

          4.4 Second Amended and Restated Bylaws of SEACOR Holdings Inc. (incorporated herein reference to Exhibit 4.3 of the Company's Registration Statement on Form S-8
                         (No. 333-129356) filed with the Commission on November 1, 2005).

           5             Opinion of Weil, Gotshal & Manges LLP.*

          23.1           Consent of Ernst & Young LLP.*

          23.2 Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 5 to this registration statement).*

           24 Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).*

          99             SEACOR Holdings Inc. 2007 Share Incentive Plan.*

                         *Filed herewith.


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